Cimarex Reports First-Quarter 2011 Net Income of $118.2 Million

DENVER, May 6, 2011 /PRNewswire/ -- Cimarex Energy Co. (NYSE: XEC) today reported first-quarter 2011 net income of $118.2 million, or $1.37 per diluted share. This compares to first-quarter 2010 earnings of $204.4 million, or $2.39 per diluted share.

First-quarter 2011 net income includes an unrealized non-cash loss on derivative instruments associated with 2011 oil and gas hedges of $12.8 million after-tax, or $0.15 per share. First-quarter 2010 results had a $33 million ($0.39 per share) after-tax non-cash gain on derivative instruments.

Oil, gas and natural gas liquids (NGLs) revenue in the first quarter of 2011 totaled $414.0 million, a 4% decrease compared to $432.4 million in the same period of 2010. First-quarter 2011 cash flow from operations was $304.6 million versus $313.2 million a year ago(1).

The decrease in first-quarter 2011 revenues and cash flow is a result of lower gas prices, which were only partially offset by higher oil prices and production. First-quarter 2011 production volumes averaged 590 million cubic feet equivalent (MMcfe) per day, a 1% increase over first-quarter 2010 output of 584.5 MMcfe per day. First-quarter 2011 production volumes were 56% gas, 27% oil and 17% NGLs.

First-quarter 2011 realized oil prices increased 20% to $91.46 per barrel. Gas prices fell 31% to $4.45 per thousand cubic feet (Mcf) as compared to the same period of 2010.

2011 Outlook

Second-quarter 2011 production is projected to range between 580-600 MMcfe/d. Full-year 2011 production is projected to be in the range of 605-635 MMcfe/d.

Full-year 2011 exploration and development (E&D) capital investment is expected to be principally funded from cash flow. At the present time, based on current market prices and service costs, we expect 2011 capital expenditures to range from $1.3-$1.4 billion. "We remain focused on profitable growth and maximizing our return on investment. We have a large inventory of drilling opportunities and limited lease expirations," said F.H. Merelli, Chairman, President and Chief Executive Officer.

Expenses for 2011 are expected to fall within the following ranges:

Expenses ($/Mcfe):
Production expense	$1.02 - $1.22
Transportation expense	0.22 - 0.27
DD&A and ARO accretion	1.65 - 1.80
General and administrative expense	0.22 - 0.28
Taxes other than income (% of oil and gas revenue)	7.5% - 8.5%

Other

Cimarex's commodity hedge position comprised of natural gas swaps and oil collars remains unchanged as summarized below:

Natural Gas Contracts

				Weighted Average
Period	Type	Volume (2)	Index(3)	Swap Price
Apr 11 – Dec 11	Swap	20,000	PEPL	$5.05

Oil Contracts

				Weighted Average Price
Period	Type	Volume (2)	Index(3)	Floor	Ceiling
Apr 11 – Dec 11	Collar	12,000	WTI	$65.00	$105.44

Cimarex accounts for these commodity contracts using the mark-to-market (through income) accounting method. First-quarter 2011 net cash settlements, or realized gain was $2 million, which was offset by $20.2 million of non-cash unrealized mark-to-market losses, for a net loss of $18.2 million.

Long-term debt at March 31, 2011 was $350 million. Debt to total capitalization ratio at quarter-end was 11% (4).

Exploration and Development Activity

Cimarex's drilling activities are conducted within three main areas: Permian Basin, Mid-Continent and Gulf Coast. Permian activity is currently primarily directed to the Delaware Basin of southeast New Mexico and West Texas. Majority of Mid-Continent drilling is in the western Oklahoma Cana-Woodford shale and Texas Panhandle Granite Wash. Gulf Coast operations are currently focused in southeast Texas, near Beaumont.

Cimarex drilled and completed 65 gross (35 net) wells during the first quarter of 2011, investing $337 million on E&D. Of total expenditures, 50% were invested in projects located in the Mid-Continent area; 46% in the Permian Basin; and 4% in the Gulf Coast.

Wells Drilled and Completed by Region
	First Quarter
	2011	2010
Gross wells
Permian Basin	26	11
Mid-Continent	37	22
Gulf Coast	2	4
	65	37
Net wells
Permian Basin	20	9
Mid-Continent	13	10
Gulf Coast	2	4
	35	23

% Gross wells completed as producers	97%	92%

At the end of the first quarter, 31 net wells were awaiting completion: 13 Mid-Continent and 18 Permian Basin. Cimarex currently has 24 operated rigs running; 12 in the Permian Basin, 11 in the Mid-Continent, and one in southeast Texas Gulf Coast.

Permian Basin

Cimarex drilled and completed 26 gross (19.7 net) Permian Basin wells during the first quarter, completing 96% as producers. At quarter-end, 23 gross (18.1 net) wells were in the process of being completed or were awaiting completion. Drilling principally occurred in the Delaware Basin of Texas and southeast New Mexico, mainly targeting Bone Spring, Paddock, Abo and Wolf Camp formations.

Recent notable horizontal Bone Spring wells brought on production (30-day gross average) this quarter include the Southern California 29 Federal 17H (100% working interest) at 680 barrels equivalent per day (Boe/d), Southern California 29 Federal 18H (100% working interest) at 667 barrels equivalent per day and the Johnson 33-21 2H (96% working interest) at 470 barrels equivalent per day.

Cimarex is also in the early evaluation of unconventional liquids rich gas plays targeting Wolfcamp, Avalon and Cisco/Canyon shale formations in the Delaware Basin. We have approximately 125,000 net acres prospective for a combination of some or all of these shale formations.

Mid-Continent

Cimarex drilled and completed 37 gross (13.2 net) Mid-Continent wells during the first quarter, completing 100% as producers. At quarter-end, 32 gross (13 net) wells were in the process of being completed or were awaiting completion.

The majority of the first-quarter activity occurred in the Anadarko Basin, Cana-Woodford shale play, where Cimarex drilled and completed 31 gross (9.6 net) wells. At quarter-end 29 gross (11.1 net) wells were being completed or awaiting completion in this area.

Since the Cana play began in late 2007, Cimarex has participated in 212 gross (79.9 net) wells. Of total wells, 172 gross (63.4 net) were on production at quarter-end and the remainder were either in the process of being drilled or awaiting completion. First-quarter 2011 net production from the Cana play averaged 104 MMcfe/d versus the first-quarter 2010 average of 67 MMcfe/d.

Other first-quarter 2011 Mid-Continent drilling included 5 gross (2.8 net) Granite Wash wells. Recent notable 30-day average production from these wells include the George 17-5H (61% working interest) at 8.6 MMcfe/d, George 17-6H (61% working interest) at 8.0 MMcfe/d and the Kephart 1-4H (91% working interest) at 6.5 MMcfe/d.

Gulf Coast

During the first quarter 2011 Cimarex drilled two gross (1.8 net) Yegua/Cook Mountain wells, of which one gross (1.0 net) was successful. One rig is currently drilling near Beaumont.

Production by Region

Cimarex's average daily production by commodity and region is summarized below:

Production by region

	First Quarter
	2011	2010
Gas (Mcf per day)
Permian Basin	68,836	73,762
Mid-Continent	189,345	188,005
Gulf Coast	68,141	128,065
Other	1,302	1,000
	327,624	390,832
NGL (barrels per day)
Permian Basin	2,941	163
Mid-Continent	7,542	3,947
Gulf Coast	6,463	202
Other	1	1
	16,947	4,313
Oil (barrels per day)
Permian Basin	14,541	13,291
Mid-Continent	5,237	4,519
Gulf Coast	6,993	10,143
Other	17	14
	26,788	27,967
Total Equivalent (Mcfe per day)
Permian Basin	173,728	154,486
Mid-Continent	266,019	238,801
Gulf Coast	148,877	190,135
Other	1,410	1,093
	590,034	584,515

Conference call and web cast

Cimarex will also host a conference call today at 11:00 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive call, please dial (877) 789-9039 and reference call ID # 60711411 ten minutes before the scheduled start time. A digital replay will be available for one week following the live broadcast at (800) 642-1687 and by using the conference ID #60711411. The listen-only web cast of the call will be accessible via www.cimarex.com.

About Cimarex Energy

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

(1) Cash flow from operations is a non-GAAP financial measure. See below for a reconciliation of the related amounts.
(2) Gas volume in MMBtu per day and oil volume in barrels per day.

(3)  PEPL refers to Panhandle Eastern Pipe Line, Tex/Ok Mid-Continent index as quoted in Platt's Inside FERC.  WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

(4)  Reconciliation of debt to total capitalization, which is a non-GAAP measure, is:  long-term debt of $350 million divided by long-term debt of $350 million plus stockholders' equity of $2,722 million.

RECONCILIATION OF CASH FLOW FROM OPERATIONS

	For the Three Months Ended
	March 31,
	2011	2010
	(in thousands)
Net cash provided by operating activities	$265,277	$299,107
Change in operating assets
and liabilities	39,343	14,100

Cash flow from operations	$304,620	$313,207

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program.  It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

PRICE AND PRODUCTION DATA*

	For the Three Months Ended
	March 31,
	2011	2010

Total gas production - Mcf	29,486,147	35,174,920
Gas volume - Mcf per day	327,624	390,832
Gas price - per Mcf	$4.45	$6.41

Total oil production - barrels	2,410,919	2,517,040
Oil volume - barrels per day	26,788	27,967
Oil price - per barrel	$91.46	$76.11

Total NGL production - barrels	1,525,226	388,202
NGL volume - barrels per day	16,947	4,313
NGL price - per barrel	$40.77	$39.18

*

During the first quarter of 2010, we began separately reporting NGL volumes, based on where title transfers.  Separate reporting of additional NGL's continued throughout the year as new contracts were entered into and others were modified to clarify title transfer.  As a consequence, reported gas and NGL volumes and prices  between periods may not be comparable.

OIL AND GAS CAPITALIZED EXPENDITURES

	For the Three Months Ended
	March 31,
	2011	2010
	(in thousands)
Acquisitions:
Proved	$—	$7,156
Unproved	441	16,497
	441	23,653

Exploration and development:
Land and Seismic	32,426	24,450
Exploration and development	304,575	167,628
	337,001	192,078

Sale proceeds:
Proved**	(11,354)	58
Unproved	(494)	—
	(11,848)	58

	$325,594	$215,789

**	The positive amount in the first-quarter 2010 proved sales proceeds reflects purchase price adjustments related to dispositions in 2009.

CONDENSED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
	(In thousands, except per share data)

Revenues:
Gas sales	$131,323	$225,637
Oil sales	220,499	191,560
NGL sales	62,190	15,209
Gas gathering, processing and other, net	12,584	16,164
	426,596	448,570
Costs and expenses:
Depreciation, depletion, amortization and accretion	86,964	72,354
Production	58,480	41,983
Transportation	13,446	11,167
Gas gathering and processing	4,551	6,505
Taxes other than income	33,597	32,358
General and administrative	14,727	13,045
Stock compensation, net	4,750	2,778
(Gain) loss on derivative instruments, net	18,244	(52,597)
Other operating, net	3,374	(1,846)
	238,133	125,747

Operating income	188,463	322,823

Other (income) and expense:
Interest expense	7,275	7,745
Amortization of deferred financing costs	1,705	1,717
Capitalized interest	(7,225)	(7,424)
Other, net	(604)	(1,930)

Income before income tax	187,312	322,715
Income tax expense	69,150	118,354
Net income	$118,162	$204,361

Earnings per share to common stockholders:

Basic	$1.38	$2.42
Diluted	$1.37	$2.39

Dividends per share	$0.10	$0.08

Shares attributable to common stockholders:
Unrestricted common shares outstanding	83,546	82,023
Diluted common shares	83,984	82,870

Shares attributable to common stockholders and participating securities:
Basic shares outstanding	85,626	84,531
Fully diluted shares	86,064	85,378

CONDENSED CASH FLOW STATEMENTS (unaudited)

	For the Three Months Ended
	March 31,
	2011	2010
	(In thousands)

Cash flows from operating activities:
Net income	$118,162	$204,361
Adjustment to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization and accretion	86,964	72,354
Deferred income taxes	69,698	84,990
Stock compensation, net	4,750	2,778
Derivative instruments, net	20,278	(52,056)
Changes in non-current assets and liabilities	2,738	3,101
Amortization of deferred financing costs
and other, net	2,030	(2,321)
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	2,022	(39,495)
(Increase) decrease in other current assets	(3,005)	18,495
Increase (decrease) in accounts payable and
accrued liabilities	(38,360)	6,900
Net cash provided by operating activities	265,277	299,107
Cash flows from investing activities:
Oil and gas expenditures	(310,182)	(203,682)
Sales of oil and gas and other assets	12,037	55
Other expenditures	(24,506)	(7,822)
Net cash used by investing activities	(322,651)	(211,449)
Cash flows from financing activities:
Net decrease in bank debt	—	(25,000)
Dividends paid	(6,849)	(5,069)
Issuance of common stock and other	4,243	2,409
Net cash used by financing activities	(2,606)	(27,660)
Net change in cash and cash equivalents	(59,980)	59,998
Cash and cash equivalents at beginning of period	114,126	2,544
Cash and cash equivalents at end of period	$54,146	$62,542

CONDENSED BALANCE SHEETS (unaudited)

	March 31,	December 31,
Assets	2011	2010
	(In thousands, except share data)
Current assets:
Cash and cash equivalents	$54,146	$114,126
Receivables, net	308,946	310,968
Oil and gas well equipment and supplies	79,599	81,871
Deferred income taxes	9,848	4,293
Derivative instruments	3,975	5,731
Other current assets	49,356	44,778
Total current assets	505,870	561,767
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	8,698,442	8,421,768
Unproved properties and properties under development,
not being amortized	598,656	547,609
	9,297,098	8,969,377
Less – accumulated depreciation, depletion and amortization	(6,126,581)	(6,047,019)
Net oil and gas properties	3,170,517	2,922,358
Fixed assets, net	167,546	156,579
Goodwill	691,432	691,432
Other assets, net	34,406	26,111
	$4,569,771	$4,358,247
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$47,322	$47,242
Accrued liabilities	328,271	320,989
Derivative instruments	28,109	9,587
Revenue payable	136,000	134,495
Total current liabilities	539,702	512,313
Long-term debt	350,000	350,000
Deferred income taxes	694,384	619,040
Other liabilities	264,138	267,062
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares
authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
85,539,995 and 85,234,721 shares issued, respectively	855	852
Paid-in capital	1,885,036	1,883,065
Retained earnings	835,233	725,651
Accumulated other comprehensive income	423	264
	2,721,547	2,609,832
	$4,569,771	$4,358,247

CONTACT: Cimarex Energy Co., Mark Burford, Vice President – Capital Markets and Planning, +1-303-295-3995, www.cimarex.com